Exhibit 10.2

AMENDMENT NO. 1 TO SHAREHOLDERS RIGHTS AGREEMENT

This Amendment No. 1, dated as of January 30, 2009 (this “Amendment”), to the Shareholders Rights Agreement, dated as of August 8, 2005 (the “Agreement”), is entered into by and between Seaspan Corporation, a Marshall Islands corporation (the “Corporation”), and American Stock Transfer & Trust Company, as Rights Agent. Capitalized terms used in this Amendment that are not otherwise herein defined shall have the same meaning as set forth in the Agreement.

WHEREAS, the Corporation has authorized and issued a new class of preferred shares, designated the “12% Cumulative Preferred Shares—Series A,” to certain investors on the date hereof; and

WHEREAS, the Board of Directors of the Corporation now desires to amend the Agreement and has authorized the Agreement to be amended as set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and acting pursuant to the power and authority granted to the Corporation under Section 27 of Agreement, the Corporation hereby amends the Agreement as follows:

1. Section 1. Certain Definitions.

a.	The following definitions are added to Section 1:

“Investors” shall collectively refer to Deep Water Holdings, LLC, Tiger Container Shipping Co. Ltd, CopperLion Capital (KRW) I Limited Partnership and CopperLion Capital (KLW) I Limited Partnership, the purchasers of the Series A.

“Series A” shall mean the Corporation’s Cumulative Preferred Shares—Series A, par value $0.01.

“Stock Purchase Agreement” shall mean the Preferred Stock Purchase Agreement dated January 22, 2009 by and among the Corporation and the Investors.

b.	The following provisions are inserted at the end of the definition “Acquiring Persons”:

“Notwithstanding the foregoing, no Investor shall be deemed to be an “Acquiring Person” as a result of the transactions contemplated by the Stock Purchase Agreement, including the purchase by the Investors of the Series A, and any Common Shares, Series A or any other equity securities of the Corporation pursuant to the Investors’ preemptive rights under the Statement of Designation of the Series A and the issuance by the Corporation to the Investors of any Common Shares pursuant to the terms of the Series A including upon the conversion of the Series A; provided, however, any Common Shares held by the Investors prior to the date hereof and any Common Shares acquired by the Investors subsequent to the date hereof other than pursuant to the transactions contemplated by the Stock Purchase Agreement shall be considered as Beneficially Owned by such Investors in determining whether such Investor shall constitute an Acquiring Person under the Agreement; provided, further, that the provisions set forth in this sentence only apply to the Investors acquiring securities under the Stock Purchase Agreement and such provisions are not transferable other than to Affiliates of the Investors.”

c.	The following sentence is inserted at the end of the definition of “Distribution Date”:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of (i) the execution and delivery of the Stock Purchase Agreement or (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement.”

d.	The following sentence is inserted at the end of the definition of “Preferred Shares”:

“For purposes of this Agreement, the term Preferred Shares does not include the Series A.”

e.	The following sentence is inserted at the end of the definition of “Shares Acquisition Date”:

“Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as a result of (i) the execution and delivery of the Stock Purchase Agreement or (ii) the consummation of the transactions contemplated by the Stock Purchase Agreement.”

2. Exhibit A. The number of shares of constituting the series in Section 1 of Exhibit A shall be “1,000,000,” and all references to “Series A Participating Preferred Stock” are replaced with “Series B Participating Preferred Stock.”

3. Exhibit B. The phrase “, as amended from time to time” is inserted before “(the “Rights Agreement”)” in the first paragraph under the heading “RIGHTS CERTIFICATE—SEASPAN CORPORATION” in Exhibit B.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of New York.

5. Ratification. In all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first written above.

SEASPAN CORPORATION

/s/ Barry Pearl
Name:	Barry Pearl
Title:	Director

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

/s/ Herbert J. Lemmer
Name:	Herbert J. Lemmer
Title:	Vice President

SIGNATURE PAGE

AMENDMENT NO. 1 TO SHAREHOLDERS RIGHTS AGREEMENT